June 30, 1997

6306-006-3





Real Goods Trading Corporation
555 Leslie Street
Ukiah, CA  95482

Ladies and Gentlemen:

     We hereby consent to the use of our opinion, dated June 30, 1997, in the Registration Statement and any amendments thereto, and to the use of our name under the caption "Legal Matters" therein.

                            Very truly yours,
                            COBLENTZ, CAHEN, MCCABE & BREYER, LLP

                         [S]BARRY REDER
                            Barry Reder